Exhibit 10.6

Termination Agreement

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of December 31, 2011, by and between Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), and Joseph Lloyd McAdams (the “Executive”).  The above parties are referred to collectively herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Executive and Anworth Mortgage Advisory Corporation have entered into an employment agreement dated as of January 1, 2002, which was subsequently assumed by the Company, and the Company and the Executive have since entered into a number of addendums to such agreement (as amended to date, the “Employment Agreement”);

WHEREAS, the Company and Anworth Management, LLC (the “Manager”) have entered into a Management Agreement dated as of December 31, 2011 (the “Management Agreement”), and in connection therewith, the Company is now externally managed by the Manager, with the Company’s day-to-day operations conducted by the Manager through the authority delegated to it under the Management Agreement and pursuant to the policies established by the Company’s board of directors (the “Externalization”); and

WHEREAS, in connection with the Externalization, the Parties desire to terminate the Employment Agreement because the Company will operate as an entity with officers and directors, but without employees.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Section 1.                      Termination of Employment Agreement.

1.1           Termination.  Effective as of the date hereof, and by mutual agreement of the Company and the Executive, the Employment Agreement shall terminate, cease and be of no further force or effect.

1.2           Cease of Effectiveness of Obligations After Termination.  For the avoidance of doubt, effective as of the date hereof, and by mutual agreement of the Company and the Executive, Sections 5(b) and 5(c) of the Employment Agreement, including all obligations, rights and benefits thereunder, shall terminate, cease and be of no further force or effect.  The Executive hereby acknowledges that the Executive has received all compensation, payments and benefits owed to him, and has no further rights and benefits, under the Employment Agreement.

Section 2.                      Miscellaneous Provisions

2.1           Further Assurances.  Each Party hereto at the reasonable request of the other Party hereto and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time, such further certificates, agreements or instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other Party hereto may reasonably request, to consummate or implement the transactions contemplated by this Agreement.

2.2           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the Parties hereto with respect to the subject matters hereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

2.3           Amendments, Waivers, Consents and Assignability.  For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Parties and no delay on the part of any Party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of each of the Parties.

This Agreement may not otherwise be assigned by any Party hereto without the prior written consent of each other Party hereto.  Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

2.4           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.  One or more counterparts of this Agreement or any Schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

2.5           Construction.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

2.6           Governing Law.  This Agreement shall be deemed a contract made under the laws of the State of California, and all disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under and governed by the laws of the State of California, without giving effect to conflicts of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

Anworth Mortgage Asset Corporation

By:	/s/ Thad M. Brown
Name:	Thad M. Brown
Title:	Chief Financial Officer and Secretary

Executive

/s/ Joseph Lloyd McAdams
Joseph Lloyd McAdams